UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street Suite 4650 Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, Comera Life Sciences Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated July 31, 2023, with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.51125 per Share, and accompanying warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.6135 per Warrant Share. The Company issued and sold the Shares and Warrants to the Purchasers in two closings, including, at the second closing on September 11, 2023 (the “Subsequent Closing”), 3,561,851 Shares and Warrants to purchase up to an additional 8,904,641 Shares.

On September 13, 2023, the Company notified Maxim Group LLC, the sole holder of shares of Series A Preferred Stock, that the Subsequent Closing (combined with prior Equity Financings, as defined in the Certificate of Designation) constitutes a Qualifying Financing Event (as defined below). Pursuant to the terms of the Certificate of Designation (the “Certificate of Designation”) for the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), following a Qualifying Financing Event, which is defined in the Certificate of Designation as the last closing of one or more Equity Financings resulting in aggregate proceeds to the Company (after deduction for fees, costs and expenses actually incurred by the Company in connection therewith) in excess of $5,000,000, the Company is obligated, at the election of the holders of the Series A Preferred Stock and within five trading days following such holder’s receipt of notice of the Qualifying Financing Event, to use 30% of such proceeds (the “Qualifying Financing Proceeds”) to redeem all or a portion of the outstanding Series A Preferred Stock at the Series A Redemption Price (as defined in the Certificate of Designation), which, at the date of the Qualifying Financing Event, is equal to $1,000 per share of Series A Preferred Stock. The Company has determined that the Qualifying Financing Proceeds are equal to $453,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2023	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Michael Campbell
	Name:	Michael Campbell
	Title:	Chief Financial Officer